Exhibit 99.1

Note: Net2Phone CEO Liore Alroy will host a conference call at 4:30 p.m. EST today. The call can be accessed at http://web.net2phone.com/about/investor/ or www.vcall.com. A replay of the conference call will be available online as well.

CONTACT: Sarah Hofstetter
Net2Phone Corporate Communications
973-438-3838/investor@net2phone.com

Net2Phone Reports Fourth Quarter and Fiscal Year 2005 Results

Quarterly Improvements in Revenue, Gross Profit and Net Loss
57% increase in broadband telephony subscriber lines

Newark, NJ – October 6, 2005 – Net2Phone, Inc. (Nasdaq: NTOP), a leading provider of Voice over IP (VoIP) services, today announced its fourth quarter and year end results for fiscal year 2005, ended July 31, 2005.

Financial highlights and significant achievements for the quarter and the year include:

•	Sequential increases in quarterly revenue and gross profit and decrease in net loss
•	57% quarter-over-quarter increase in broadband telephony subscriber lines
•	Contracts to serve cable operators representing 3.1 million homes as of the end of FY 2005, up from 1.2 million at the end of FY 2004 and 2.4 million at the end of the third quarter
•	Cable telephony services now marketed to more than 1.2 million homes
•	Strong balance sheet with $98.0 million in cash and marketable securities as of July 31, 2005 (including restricted cash of $20.4 million)

Fourth Quarter Review

Revenue for the fourth quarter was $20.8 million, up 5% as compared with $19.8 million in the prior quarter despite declines in carrier revenue and down 1% compared with $21.1 million in the fourth quarter of fiscal 2004.

Gross profit continued quarterly improvement, with fourth quarter gross profit at $8.6 million on 41% gross margins, up from $8.2 million in the prior quarter on 41% gross margins and down from $9.3 million in the fourth quarter of 2004.

Year over year declines in revenue and gross profit are primarily attributable to the de-emphasis of certain business lines, erosion of certain direct-to-consumer services sold by NGS, as well as previously disclosed revenue adjustments.

“We’re very pleased with the quarter-over-quarter trends seen – revenue has improved in almost every area of our business,” said Liore Alroy, CEO of Net2Phone. “We’ve seen continued interest in our broadband telephony solutions across every type of partner we have – cable operators, telcos, and our international reseller partners in the emerging markets. The combination of cutting edge technology, market experience, product knowledge and brand recognition has driven continued growth in the quality and quantity of our partnerships.”

The company’s net loss for the fourth quarter totaled ($9.6) million compared to ($9.8) million in the third quarter of fiscal 2005 and ($6.3) million in the fourth quarter of fiscal 2004. Net loss includes certain non-operational, non-cash and/or non-recurring items that management excludes in assessing the Company's performance. As a result, the company also reports net loss before special and non-cash items1 (adjusted for depreciation and amortization, other income (loss), net interest income, non-cash compensation, non-cash services provided by IDT, inventory obsolescence expense, non-recurring selling, general and administrative expenses and restructuring, severance, impairment and other items), which excludes the impact these aforementioned items have on the company's results.

Net loss before special and non-cash items in the fourth quarter was ($4.4) million, as compared with ($4.8) million net loss before special and non-cash items in the third quarter of fiscal 2005, and ($3.2) million net loss before special and non-cash items reported in the fourth quarter of fiscal 2004. Net loss before special and non-cash items is not a term defined by accounting principles generally accepted in the United States (GAAP) and may not be comparable to other similarly titled measures prepared by other companies. Such non-GAAP measures should be considered in addition to, and not as a substitute for, performance measures calculated in accordance with GAAP.

The company believes that net loss before special and non-cash items provides investors with a measure of the company’s operational and financial progress that corresponds with the measures used by management. Management uses this measure, instead of net loss, as a basis for allocating resources and making other daily operating decisions.

Net2Phone Global Services, LLC (NGS) generated revenue of $19.5 million, as compared with $19.4 million last quarter and $21.0 million in the fourth quarter of 2004. NGS reported segment income of $1.4 million in the fourth quarter, up 17% over segment income of $1.2 million last quarter, and down from $1.5 million the fourth quarter of 2004. Sequential quarterly improvements demonstrate NGS’ ability to maintain profitability as it expands services to new markets or to new resellers. Segment income (loss) is the net income (loss) before special and non-cash items directly attributable to the segment’s operations less the allocation of certain corporate expenses.

In the fourth quarter, Net2Phone Global Services began offering its VoiceLine broadband telephony service in conjunction with a number of channel resellers globally, resulting in solid active subscriber line growth. Concurrently, revenue from NGS’ low-margin wholesale carrier business declined. The company is optimistic that increased channel revenue from “tier one” partnerships with operators such as Empresa Telecomunicaciones de Bogota (ETB)in Colombia, Cable & Wireless in the Caribbean and A5 in Brazil will ultimately result in longer-term profitable and sustainable growth.

Net2Phone Cable Telephony, LLC (NCT) revenue was $1.3 million, up 160% as compared with $0.5 million last quarter, and up from $0.1 million in the fourth quarter of 2004. NCT reported segment loss of ($4.0) million in the fourth quarter, as compared with segment loss of ($4.2) million in the third quarter, and segment loss of ($2.7) million in the fourth quarter of 2004. The increased segment loss reflects the continued build out of NCT’s infrastructure to support the expected growth in the business as well as the early stage of customer deployments, during which fixed costs are incurred to initiate service while subscriber penetration has not yet achieved a critical mass in these markets.

[1]	The schedule accompanying this release provides reconciliations to financial measures recorded in accordance with accounting principles generally accepted in the United States (GAAP) for all non-GAAP financial measures mentioned in this release.

In the fourth quarter, the company delivered telephony solutions for Bresnan Communications, Coditel Belgium, Coditel Luxembourg, EST Videocommunication, Liberty Cablevision of Puerto Rico, Millennium Digital Media, Northland Cable Television, and several members of the National Cable Television Cooperative (NCTC). In the aggregate, Net2Phone’s services are being used by these operators to market cable telephony services to approximately 1.2 million households in their franchises.

As of the end of the quarter, Net2Phone was servicing more than 39,000 broadband telephony subscriber lines, which includes both PacketCable telephony subscriber lines as well as VoiceLine subscriber lines through Net2Phone’s cable operator partners, channel partners and web site. As of the end of the fourth quarter, Net2Phone has executed contracts to serve cable operators serving franchises of over 3.1 million homes passed.

FISCAL YEAR 2005 REVIEW

Results for the fiscal year reflect the Company’s commitment to stabilizing its profitable core business and growing its cable telephony business. Revenue for the fiscal year was $78.8 million, down 5% from $82.8 million in the prior fiscal year. Year over year decline in revenue is primarily attributable to the de-emphasis of certain business lines, erosion of direct-to-consumer services sold by NGS as well as previously disclosed revenue adjustments.

Net loss for the fiscal year was ($38.3) million compared to net loss of ($11.2) million in fiscal 2004 which included other income of $12.2 million primarily attributable to the gain of $12.6 million realized from the buyout of ADIR’s minority interest holders. Net loss before special and non-cash items for the fiscal year was ($19.9) million, as compared to ($12.1) million in fiscal 2004. Capital expenditures during the fiscal year totaled $12.6 million. As of July 31, 2005, the Company held a total of $98.0 million in cash, cash equivalents and marketable securities (including restricted cash of $20.4 million), as compared to $132.8 million at the end of the prior fiscal year (including restricted cash of $21.3 million).

Gross margin company-wide for the year was 40.4%. The company has now achieved gross margins above 40% for four consecutive years.

NGS reported revenue of $76.3 million in fiscal year 2005 compared to revenue of $81.1 million in fiscal 2004. Segment income was $3.7 million, as compared to segment income of $5.2 million in fiscal 2004

NCT reported revenue of $2.4 million in fiscal year 2005 compared to revenue of $1.6 million in fiscal 2004. NCT reported a segment loss of ($16.2) million in fiscal 2005 compared to a segment loss of ($9.3) million in the prior fiscal year as it continued to invest in the staff and resources necessary to address its opportunities in the global cable telephony marketplace.

CORPORATE STRUCTURE

As the company has continued to deploy solutions to cable operators and other service providers that feature similar service elements, it became increasingly clear that managing the business through two separate operating entities was becoming less efficient. Recently, the company has integrated material portions of its telecommunications administration operations under a single management team. It has also consolidated overlapping portions of the Network Operations Center that existed or were being developed at each of the two subsidiaries. The company also recognized a strong trend toward cross selling of products developed in one subsidiary through sales channels built in the other subsidiary and, in response, the company has recently centralized product management.

As a result, Net2Phone’s management team and its Board of Directors decided to reorganize the Company’s management structure and business plan to reflect these changes. This reorganization was approved by the Board of Directors and finalized in August 2005 and resulted in changes to managers’ accountabilities and, therefore, to the way the internal financial reports are organized and used by management and the Board of Directors. The result of these internal changes is that Net2Phone no longer qualifies for segment reporting under applicable accounting standards. For that reason, beginning with the first quarter of fiscal 2006, Net2Phone will no longer report segment financial results. Instead, the Company will report its revenue based on its four core sales channels: Cable, Consumer, International Reseller and Carrier. By reporting the revenue generated through each of these channels, Net2Phone believes investors will gain a clearer understanding of the company’s trends, prospects and financial results.

“We are satisfied that our two original goals for creating the segments have been achieved – demonstrating that we can manage a business like NGS that operates in a competitive and dynamic market for profitability plus showcasing the size of our investment and commitment to our cable telephony business. We have done this, and needed to review our organization in light of the current way we run our business and cross-sell our products. We expect to now provide more clarity within the sales channels in which we market and sell our products, which will give the investment community deeper visibility into our financial results and how we run our business,” commented Alroy.

Update on Internal Financial Controls

During the quarters ended January 31, 2005 and April 30, 2005, the Company reported deficiencies in its internal financial controls related to tracking fixed assets and depreciation expense, accounting policies and financial controls related to deferred revenue, and additional process related deficiencies relating to the adequacy of its finance department staffing levels. Taken together, these deficiencies were deemed significant enough to be reported as a “material weakness” in the Company’s financial controls during those periods, as such term is defined by Public Company Accounting Oversight Board’s Auditing Standard No. 2. The Company is pleased to report that these deficiencies have been remediated, and that as of July 31, 2005, the Company believes that it does not have a material weakness in its internal financial controls.

As required by Section 404 of the Sarbanes-Oxley Act of 2002, management formally assessed the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2005. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in its “Internal Control-Integrated Framework” report. Based on this assessment of the Company’s internal financial controls and the COSO criteria, management will report in the Company’s Annual Report on Form 10-K, which it expects to file on or before October 14, 2005, that management believes that the Company maintained effective internal controls over financial reporting as of July 31, 2005.

About Net2Phone

Net2Phone provides VoIP PacketCable, SIP and wireless solutions around the world. As a leader in turnkey hosted VoIP telephony services, Net2Phone has routed billions of VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands more overseas. Net2Phone provides partners with a SIP-based broadband telephony solution, calling cards, prefix dialing and enterprise services in over 100 countries. Net2Phone helps cable operators deliver a high-quality, primary-line-type service that includes emergency calling, basic and enhanced features. For more information about Net2Phone's products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward- looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company's forward-looking statements and results include, but are not limited to, the Company's ability to expand its customer base, the Company's ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company's products and meet or renew their financial commitments, identification of additional material weaknesses in the Company's internal financial controls, the Company's ability to address international markets, the effectiveness of the Company's sales and marketing activities, the acceptance of the Company's products in the marketplace, the timing and scope of deployments of the Company's products by customers, fluctuations in customer sales cycles, customers' ability to obtain additional funding, technical difficulties with respect to the Company's products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company's ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this Press Release and in the Company's filings with the Securities and Exchange Commission. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.

Net2Phone, Inc. Condensed Consolidated Statements of Operations (unaudited)

(All Numbers in 000's except EPS Calculation)	4Q05	4Q04	3Q05	Year Ended	Year Ended
	July 31, 2005	July 31, 2004	April 30, 2005	July 31, 2005	July 31, 2004

Revenue	$20,817	$21,112	$19,815	$78,757	$82,779

Direct cost of revenue	12,219	11,813	11,615	46,931	46,794
Selling, general and administrative	14,760	12,496	13,388	54,399	48,446
Depreciation and amortization	2,141	2,715	2,356	8,488	10,530
Non-cash compensation	1,035	(105)	1,089	3,972	(3,168)
Non-cash services provided by IDT	819	662	(702)	1,071	3,369
Restructuring, severance, impairment and other items	468	743	329	2,562	2,192

Total cost and expense	31,442	28,325	28,075	117,423	108,163

Miscellaneous Income	509		21	699

Loss from operations	$(10,116)	$(7,213)	$(8,239)	$(37,967)	$(25,384)

Interest income, net	411	514	260	1,864	1,981
Other Income (loss)	72	418	(1,827)	(2,182)	12,235

Net loss available to common stockholders	$(9,633)	$(6,281)	$(9,806)	$(38,285)	$(11,168)

Net loss per common share-basic and diluted	$(0.13)	$(0.08)	$(0.13)	$(0.50)	$(0.16)

Weighted Average number of common shares used in the
calculation of basic net loss per common share	76,345	75,623	76,217	76,120	70,560

Weighted Average number of common shares used in the
calculation of diluted net loss per common share	76,345	75,623	76,217	76,120	70,560

Cash, cash equivalents and marketable securities*	$98,024	$132,815	$105,944	$98,024	$132,815
Fixed assets (net)	22,805	18,929	21,476	22,805	18,929
Total assets	141,830	165,257	147,540	141,830	165,257
Total Stockholders' Equity	95,619	128,625	103,061	95,619	128,625

* Includes Restricted Cash

Net loss available to common stockholders	$(9,633)	$(6,281)	$(9,806)	$(38,285)	$(11,168)
EXCLUDING
Depreciation and amortization	(2,141)	(2,715)	(2,356)	(8,488)	(10,530)
Inventory obsolescence expense	(11)	—	(353)	(364)	(556)
Non-recurring SG&A expense	(1,213)	—		(1,586)	168
Restructuring, severance, impairment and other items	(468)	(743)	(329)	(2,562)	(2,192)
Non-cash compensation	(1,035)	105	(1,089)	(3,972)	3,168
Non-cash services provided by IDT	(819)	(662)	702	(1,071)	(3,369)
Interest income, net	411	514	260	1,864	1,981
Other Income (loss)	72	418	(1,827)	(2,182)	12,235

Net loss before special and non-cash items	$(4,429)	$(3,198)	$(4,814)	$(19,924)	$(12,073)

SEGMENT RESULTS
The following table summarizes the operating performance of Net2Phone's business segments:

Net2Phone Global Services (NGS) – Revenue	$19,495	$21,000	$19,363	$76,322	$81,137
Net2Phone Global Services (NGS) – Segment Income	1,425	1,454	1,160	3,739	5,161

Net2Phone Cable Telephony (NCT) – Revenue	1,322	112	452	2,435	1,551
Net2Phone Cable Telephony (NCT) – Segment Loss	(3,966)	(2,711)	(4,164)	(16,171)	(9,306)

Corporate / Other – Revenue	—	—	—	—	91
Corporate / Other – Segment Loss	(1,888)	(1,941)	(1,810)	(7,492)	(7,928)

Total – Revenue	$20,817	$21,112	$19,815	$78,757	$82,779
Total – Segment Loss	$(4,429)	$(3,198)	$(4,814)	$(19,924)	$(12,073)